Exhibit 10.1

From: Mark A Smith [mailto:mas1@ctelco.net] Sent: Friday, March 30, 2012 8:41 AMTo: 'dbassani@biontech.com'Cc: 'Ed Schafer'; 'Jon'; 'kathy paradise'Subject: Extension/Convertiblity of DOM/MAS deferrals: Board Item

Dom,

As per our discussions, we have agreed today (to be ratified at BOD meeting at 12:30 Colorado time) to extend our deferred compensation on the following terms:

1-repayment extended to January 15, 2014 (no pre-pay unless we agree in writing otherwise);

2-interest to accrue at 8% commencing January 1, 2012;

3-principal + interest convertible (at each of our sole elections) in UNITS consisting of 1 share of Bion’s Common Stock + 1 Warrant (old form) @ $2.50/share until December 31, 2016;

4-With conversion price being the lower of $2.50/UNIT or the lowest price at which Bion issues or sells its Common Stock between April 1., 2012 & January 15, 2014 (an exercise or conversion price of a Bion security shall be treated as an issuance of sale).

5-Our cash compensation shall re-commence June 2012.

Please confirm by email.

Mark

Mark A. Smith

President & General Counsel

Bion Environmental Technologies, Inc.

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